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September 30, 1999

Mr. Stephen F. Loughlin, Chief Financial Officer
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, OR 97124

Dear Stephen:

I am pleased to advise you that U.S. Bank, National Association ("Bank") has approved the renewal of, and an increase in, the revolving line of credit for RadiSys Corporation, subject to the following terms and conditions:

Borrower:                    RadiSys Corporation ("RadiSys").

Operating Line of Credit
------------------------

Purpose:                     Working Capital and general corporate purposes.

Borrowing Limit:             $20,000,000 (Twenty Million Dollars)

Guarantors:                  None.

Expiry Date:                 September 30, 2000 or upon non-compliance with any
                             term or condition stated herein, or any material misrepresentation of fact by the Borrower.

Pricing:

         Fees: Upfront Fee of 5 basis points ($ 1 0,000) on the committed amount, due upon acceptance.

                             Quarterly fee of 1/8 of I percent (annualized) based upon the unused portion of the line, due quarterly in arrears.

RadiSys Corporation                                                       Page 2
September 30, 1999
Commitment Letter


         Interest Rate:      Pricing based upon U.S. Bank, National
                             Association's Prime Rate/1, Bankers' Acceptances
                             ("BA"), or London Interbank Offering Rates
                             ("LIBOR"), at the Borrower's option. The Prime Rate will be fully floating and computed on a 360 day year.

                             The spread over the base rates will be determined quarterly by the Borrower's Total Liabilities / Tangible Net Worth* Ratio as expressed in the chart below. The rate will be adjusted within 5 business days of receipt of either the quarterly I O-Q report or the audited annual financials.

                             Total Liabilities/
                             Tangible Net Worth               Prime     BA or LIBOR
                             ------------------               -----     -----------
                             Greater then 0.65: 1.00            + 0%         +2.00%
                             0.41:1.00 to 0.65: 1.00            + 0%         +1.75%
                             0.26:1.00 to 0.40: 1.00            + 0%         +1.50%
                             Less than or equal to 0.25: 1.00   + 0%         +1.25%

                             B/A financing available to Borrower in minimum amount of $1,000,000 to maximum of 90 days.

                             LIBOR Terms:

                             A)  Minimum amount of $500,000 and $100,000
                                 increments thereafter.

                             B) Maturity and availability: One, two or three month periods.

                             C)  Prepayment of LIBOR borrowings not permitted.

                             D) Notification: Two day notification prior to 12:00 noon on the day of notification.

                             E)  Irrevocability: Acceptance of a pricing
                                 commitment from the Bank will constitute an irrevocable agreement to borrow under the revolving line of credit.

--------------

1/ If the interest rate charged to the Borrower is tied to the Prime Rate of U.S. Bank, Borrower is advised that U.S. Bank's Prime Rate is the rate of interest which the Bank from time to time identifies and publicly announces as its Prime Rate and is not necessarily, for example, the lowest rate of interest which the Bank collects from any borrower or group of borrowers.

RadiSys Corporation                                                       Page 3
September 30, 1999
Commitment Letter

                             F) Interest computed on the basis of a 360 day year and the actual number of days elapsed.

                             *   Tangible Net Worth is defined as Total
                                 Shareholder's Equity less Intangibles (e.g.
                                 Goodwill, Patents, Software development costs, etc.). All other capitalized terms are defined in accordance with GAAP.

All reasonable out of pocket expenses for documentation and collateral examination fees to be paid by Borrower.

Repayment Terms:             Optional advance note. Interest payable monthly, in
                             arrears. Principal due at maturity.

                             Repayment of each advance received by the Borrower under the line of credit is subject to the ten-ns and conditions of the promissory note evidencing that advance as well as all conditions of this letter. In the event of any conflict between the two, the ten-ns and conditions of the promissory note shall control.

Collateral:                  The revolving line of credit provides for a
                             flexible collateral position according to the following matrix. The assets of the Borrower which are referenced below include accounts and inventory.

                  Quick Ratio                          Collateral
                  -----------                          ----------
           Greater than 1.50:1.00             Unsecured with negative pledge
                                              agreement.
           Less than or equal to 1.50:1.00    Unsecured with negative pledge,
                                              if not borrowing, but converts to
                                              secured if ratio falls below 1.50
                                              benchmark for two consecutive
                                              quarters. If Borrowing and equal
                                              to, or less than 1.50, then the
                                              line of credit is secured.
           Less than or equal to 1.15:1.00    Line is secured and margined at
                                              80% of eligible A/R**.

           * Quick Ratio is defined as ((Cash plus Trade Accounts Receivable,
             Net)/(Current Liabilities))

         Advances:

                             Advances limited to the Borrowing Limit when Quick Ratio is greater than 1. 15: I.O. When Quick Ratio is less than or equal to 1. 15: 1. 00 the advances will be limited to

RadiSys Corporation                                                       Page 4
September 30, 1999
Commitment Letter

                             80% of eligible A/R to 90 days after date of invoice. Ineligible accounts will be datings, COD or cash sales, inter-company, employee, progress billings, consignments, retainage, potential offset and accounts where more than 25% of the balance is beyond 90 days after date of invoice. Foreign accounts receivable will be considered eligible at the discretion of the Bank. Disbursements under the line of credit shall terminate on the earlier occurrence of the date indicated above as the Expiry Date or the date on which this Bank, in its sole discretion, determines that there has been a material adverse change in the financial condition or management of the Borrower, or determines that there has been any noncompliance with any term or condition stated herein. Noncompliance with the conditions and terms of this letter of will be considered as an event of default, entitling the Bank to all the default provisions as provided for in documents evidencing this line of credit.

General Conditions:
-------------------

         Covenants:          The following covenants will be measured quarterly:

                             1. Minimum Current Ratio: The ratio of Current Assets to Current Liabilities not to be less than 2.00 to 1.00.

                             2. Maximum Leverage Ratio: The ratio of Total Liabilities to Tangible Net Worth not to be more than 0.75 to 1.00.

                             3. Minimum Tangible Net Worth: Tangible Net Worth shall not be less than $75,000,000.

         Failure to comply with any the above listed covenants constitutes an event of default under the terms of the Bank's documents.

Financial Reporting:

                             1.   Audited annual financial statements.

                             2. Quarterly interim financial statements and all material documents filed with the SEC. RadiSys Corporation Page 5 September 30, 1999 Commitment Letter

RadiSys Corporation                                                       Page 5
September 30, 1999
Commitment Letter

                             3. If the Quick Ratio (as defined above) falls below 1. 1 5 to 1.00: A borrowers certificate with each advance, and a borrowers certificate to accompany the monthly A/R and A/P agings. Additionally, if a Bank Collateral Survey is performed then further refinement of the advance structure may be necessary.

Documentation:               Execution of notes, loan agreements, borrowing
                             resolutions, incumbency certificates and other documents as required by the Bank on forms prepared by the Bank.


If the above terms and conditions to extend credit to RadiSys Corporation are acceptable to you, please sign and return the acknowledgment copy of this letter on or before October 15, 1999.

We are pleased to provide you this borrowing accommodation and look forward to serving your banking needs in the future.


Respectfully,


ROSS A. BEATON


Ross A. Beaton
Vice President


BY OREGON STATUE (ORS 41.580), THE FOLLOWING DISCLOSURE IS REQUIRED: UNDER OREGON LAW MOST AGREEMENTS PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE

RadiSys Corporation                                                       Page 6
September 30, 1999
Commitment Letter


THE UNDERSIGNED HEREBY ACKNOWLEDGES AND ACCEPTS THIS OFFER TO EXTEND CREDIT SUBJECT TO THE TERMS AND CONDITIONS STATED ABOVE.

RadiSys Corporation

BY: STEPHEN F. LOUGHLIN    CFO            September 30, 1999
    --------------------------            ------------------
                          Title                         Date